       1                                              Exhibit 12
                                                      Form 10-Q
                                                      For the Six
                                                      Months Ended
                                                      June 30, 1994



                                AT&T Corp.
             Computation of Ratio of Earnings to Fixed Charges

                           (Dollars in Millions)
                                (Unaudited)


                                                       For the Six
                                                       Months Ended
                                                       June 30,
1994

Earnings Before Income Taxes and Cumulative
  Effects of Accounting Changes........................     $3,603

Less Interest Capitalized during
  the Period...........................................         20

Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................          3

Add Fixed Charges......................................        762

Total Earnings.........................................     $4,342



Fixed Charges

Total Interest Expense Including Capitalized Interest..     $  609

Interest Portion of Rental Expense.....................        153

    Total Fixed Charges................................     $  762

Ratio of Earnings to Fixed Charges.....................        5.7